Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206355 on Form S-8 and Registration Statement No. 333-226778 on Form S-1 of our report dated March 11, 2021, relating to the consolidated financial statements and financial statement schedules of Conifer Holdings, Inc., appearing in this Annual Report on Form 10-K of Conifer Holdings, Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 11, 2021